Exhibit 99.2

Nancy JV Bohannon, MD, FACP, FACE Director of Clinical Research, Cardiovascular Risk Reduction Program St Luke’s Hospital, San Francisco, CA, USA Wesley Day, PhD, Barbara Troupin, MD, MBA Weight Loss and Diabetic Status in Obese (BMI>35) Diabetic Adults after 56 Weeks on Phentermine/Topiramate CR (PHEN/TPM CR)

Author Disclosure Nancy Bohannon, MD Grant/Research Support: Calibra, Valeritas, Vivus Consultant/Advisory Board: Abbott, Biodel, Calibra, Halozyme, Johnson & Johnson, Lilly, Mannkind, Novartis, Roche, Santarus, Inc. Sanofi-Aventis, Tethys Bioscience, Valeritas, Vivus, Novo Nordisk, CeQur, Daiichi Sankyo Speakers Bureau: Amylin, Lilly, Merck, Merck-Schering-Plough, Novartis, Sanofi-Aventis, Santarus, Tethys Bioscience, Bristol Myers Squibb, Boehringer Ingelheim, Novo Nordisk Stock Shareholder: Affymetrix, Bristol-Myers-Squibb, Johnson & Johnson, Lilly, Merck, Novartis, Pfizer Labs, Genomic Health, Sanofi-Aventis, Vivus Wesley W. Day, PhD Employee of Vivus, Inc. Barbara Troupin, MD, MBA Employee of Vivus, Inc.

Background Risk of developing diabetes increases with the length of time a patient has excess BMI1 The relative risk of diabetes increased 42 fold in men2 and 93 fold in women3 when BMIs increase from normal to obese with a BMI >35 We report here a potential pharmacotherapeutic approach to reduce weight and improve glycaemic parameters in obese subjects with diabetes BMI=body mass index; RR=relative risk 1. Lee JM, et al. Arch Pediatr Adolesc Med 2011 Sep 12 (epub); 2: Chan JM, et al. Diabetes Care 1994;17:961-969; 3. Colditz. GA, et al. Ann Intern Med 1995;122:481-486; 4. Exec Summary (1:4). IDF Position Statement; 2011 . “Faced with the escalating global diabetes crisis, health care providers require as potent an armamentarium of therapeutic interventions as possible.”4

The CONQUER Study[1]

Population	▪ 18-70 years ▪ BMI ≥27 and ≤45 kg/m^2 ▪ ≥2 obesity-related comorbid conditions: HTN, ↑triglycerides, pre-DM, T2DM, or waist circ >102 cm for♂ and >88 cm for♀
Study duration	Titration over 4 weeks followed by 52 weeks of treatment
Dosing	▪ Placebo ▪ PHEN/TPM CR 7.5 mg/46 mg 2:1:2 Ratio ▪ PHEN/TPM CR 15 mg/92 mg
Endpoints	▪ Weight loss at 56 weeks ▪ Δ in CV, metabolic, anthropomorphic, and QoL measures

This presentation analyzed a subgroup of CONQUER patients with diabetes and a BMI >35

PHEN/TPM CR=controlled-release phentermine/topiramtate; QoL=quality of life

1. Gadde KM, et al. *Lancet* 2011; 77:1341-1352.

4

Baseline Characteristics Placebo (n=58) PHEN/TPM CR 7.5/46 (n=24) PHEN/TPM CR 15/92 (n=65) Age (years) 52.5 (9.9) 51.9 (9.0) 51.4 (10.8) Women (%) 43 (74.1) 15 (62.5) 40 (61.5) Weight (kg)* 107.5 (13.1) 108.9 (11.2) 115.3 (17.0) BMI (kg/m2) 39.7 (2.9) 39.2 (2.8) 40.4 (3.0) Fasting glucose (mmol/L) 7.02 (1.61) 7.53 (2.00) 6.93 (1.57) Hemoglobin A1c (%) 6.7 (1.0) 6.8 (1.0) 6.7 (0.9) Time since type 2 diabetes diagnosis (years)† 4.2 (3.3) 4.0 (3.2) 3.7 (2.7) Previous metformin use (%)‡ 23 (39.7) 13 (54.2) 35 (53.8) Data are mean (SD) or number (%) *Significant difference between groups at baseline P=0.0110; †Represents years from diagnosis to year of first dose; ‡Entry criteria allowed diabetics on diet and exercise or metformin

Weight Loss at Week 56 (Completers on Study Drug) †P<0.05 vs placebo; ‡ P<0.0001 vs placebo Data represent LS mean± SEM ; *Calculated as (weight loss/excess weight) X 100. Ideal weight was determined based on a BMI of 25 kg/m2 and the subjects height at screening. Ideal weight (lb)=(25/703) X (height [in])2 ; EWL=excess weight loss; LS=least-squares

Change in Glycaemic Parameters Fasting Glucose (mmol/L) Placebo (n=58) PHEN/TPM CR 7.5/46 (n=24) PHEN/TPM CR 15/92 (n=63) Baseline fasting glucose, mean (SD) 7.02 (1.6) 7.53 (2.0) 6.93 (1.6) LS mean change from baseline at 56 weeks 0.04 0.18 -0.65† Hemoglobin A1c (%) Placebo (n=58) PHEN/TPM CR 7.5/46 (n=24) PHEN/TPM CR 15/92 (n=65) Baseline hemoglobin A1c, mean (SD) 6.7 (1.0) 6.8 (1.0) 6.6 (0.9) LS mean change from baseline at 56 weeks 0.05 -0.19 -0.50‡ †P<0.05 vs placebo; ‡ P=0.0002 vs placebo

Correlation Between Percent Weight Loss and Improvement of Glycaemic Parameters Pearson Correlation Coefficients Fasting Glucose 0.475 (P < 0.0001) Fasting Insulin 0.253 (P = 0.0024) Hemoglobin A1c 0.504 (P < 0.0001)

Resolution of Diabetes 1. Buchwald H, et al. JAMA 2004;292: 1724-1737. Resolution: percentage of patients with clinical and laboratory manifestations of diabetes resolved1 Off diabetes medications Normalized fasting blood glucose (<5.5 mmol/L) Chi –Square (7.1043) P=0.0287 The mean (SD) % hemoglobin A1c in resolved patients was 5.5 (0.3)

Adverse Events AE (%) Placebo (n=58) PHEN/TPM CR 7.5/46 (n=24) PHEN/TPM CR 15/92 (n=65) Constipation 5.2 12.5 23.1 Upper respiratory tract infection 12.1 8.3 18.5 Paraesthesia 8.6 4.2 12.3 Insomnia 3.4 8.3 12.3 Dry mouth 3.4 8.3 10.8 Headache 6.9 0 10.8 Dysgeusia 0 4.2 9.2 Nasopharyngitis 12.1 12.5 7.7

PHEN/TPM CR in Context CONQUER (56 weeks) Placebo PHEN/TPM CR (N = 58) 7.5/46 (N = 24) 15/92 (N = 65) % Excess Weight Loss (% EWL) 7.4 17.8 32.6 1: J.D. Dixon & P.E. O’Brien. Diabetes Care 25: 358-363, 2002 n=50, EWL = 38% 2: G. Segato et al. Surg Obes Relat 4;(6): 132-7, 2010 n=52, EWL = 32% Does not represent head to head studies or direct comparisons.

Summary Multiple options are needed to address the parallel diabetes and obesity epidemics. In this study, diabetics with a BMI > 35 treated with PHEN/TPM CR experienced: Improvements in glycaemic parameters Diabetic remission rate ≥15% with PHEN/TPM CR 15/92 33% EWL (12% weight loss) Weight loss was highly correlated with improvements in glycaemic parameters PHEN/TPM CR was well tolerated

Conclusions PHEN/TPM CR could be a potential non-surgical approach for both treating obesity and improving glycaemic control in obese diabetic patients.